AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 20th day of August, 2018, by and among Longfin Corp., a Delaware corporation with offices located at 16-017, 85 Broad Street, New York, New York 10004 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of January 22, 2018, by and between the Company and the Holder (as amended, the “Securities Purchase Agreement”), the Company issued to the Holder, (a) two series of convertible notes with an aggregate principal amount of $52,700,000 as follows: (i) a Series A Senior Convertible Note of the Company, in the aggregate original principal amount of $10,095,941.18 (including any principal, interest, or other amounts outstanding thereunder, the “Existing Series A Note”), which Existing Series A Note is convertible into shares of Common Stock (as defined in the Securities Purchase Agreement) in accordance with the terms of the Existing Series A Note and (ii) a Series B Senior Secured Convertible Note of the Company, in the aggregate original principal amount of $42,604,058.82, (including any principal, interest, or other amounts outstanding thereunder, the “Existing Series B Note”, and together with the Existing Series A Notes, the “Existing Notes”), which Existing Series B Note is convertible into shares of Common Stock in accordance with the terms of the Existing Series B Note and (b) a warrant to purchase 751,896 shares of Common Stock (as defined in the Securities Purchase Agreement) (the “Existing Warrant”, and together with the Existing Notes, the “Existing Securities”).

B. As consideration for the acquisition of the Existing Series B Note, the Holder issued to the Company a secured promissory note in the aggregate original principal amount of $42,604,058.82 (the “Existing Investor Note”).

C. On April 13, 2018, the Holder delivered that certain Event of Default Redemption Notice (as defined in the Existing Series A Note) to the Company (the “Existing Redemption Notice”), pursuant to which the Holder required the Company, on or prior to April 20, 2018, to redeem all of the Existing Series A Note for a cash amount equal to $33,648,374.90 (the “Existing Series A Redemption Price”);

D. The Company and the Holder desire to (I) consummate an Event of Default Netting (as defined in the Existing Series B Note) of $37,604,058.82 in aggregate principal amount of the Existing Series B Note against $37,604,058.82 in aggregate principal amount of the Investor Note, after which only $5 million in aggregate principal amount of the Existing Series B Note and only $5 million in aggregate principal amount of the Existing Investor Note, respectively, shall remain outstanding (the “Netting Transaction”) and (II) immediately thereafter exchange (the “Exchange”, and together with the Netting Transaction, the “Transactions”) (i) the Existing Series A Note (including all obligations of the Company to pay the Investor any Registration Delay Payments (as defined in the Registration Rights Agreement) or other amounts pursuant to the Registration Rights Agreement as permitted by Section 11(a) of the Existing Series A Note) for (x) a new senior convertible note issued by the Company, in the form attached hereto as Exhibit A, with an initial aggregate principal amount of $12.5 million (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, “New Series A Note”, and as converted, the “New Series A Conversion Shares”) and (y) a new senior convertible note issued by the Company, in the form attached hereto as Exhibit B, with an initial aggregate principal amount of $1,000 (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, “New Series A-1 Note”, and as converted, the “New Series A-1 Conversion Shares”), (ii) the $5 million balance of the Existing Series B Note for a new senior secured convertible note issued by the Company, in the form attached hereto as Exhibit C, with an initial aggregate principal amount of $5 million (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, “New Series B Note”, and as converted, the “New Series B Conversion Shares”), (iii) the $5 million balance of the Existing Investor Note for a new promissory note issued by the Holder, in the form attached hereto as Exhibit D, with an initial aggregate principal amount of $5 million (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, “New Investor Note”) on the basis and subject to the terms and conditions set forth in this Agreement. The New Series A Note, the New Series A-1 Note and the New Series B Note are collectively referred to herein as the “New Notes” and (iv) the Existing Warrant for a new warrant to initially purchase 751,896 shares of Common Stock (subject to adjustment in accordance therewith) in the form attached hereto as Exhibit E (the “New Warrant”, as exercised, the “New Warrant Shares”). The New Series A Conversion Shares, the New Series A-1 Conversion Shares and the New Series B Conversion Shares are collectively referred to herein as the “New Conversion Shares”, and together with the New Warrant Shares, the “New Underlying Shares”). The New Notes and the New Warrant are collectively referred to therein as the “New Primary Securities”) The New Primary Securities and the New Underlying Shares are collectively referred to herein as the “New Securities”. The New Securities, the New Investor Note and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

E. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

F. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Transactions. On the date hereof, (I) the Company and the Holder shall consummate the Netting Transaction and (II) immediately following the Netting Transaction, pursuant to Section 3(a)(9) of the Securities Act, (a) the Holder hereby agrees to convey, assign and transfer the Existing Securities to the Company in exchange for which the Company agrees to issue the New Securities to the Holder; and (b) the Company hereby agrees to convey, assign and transfer the Existing Investor Note to the Holder in exchange for which the Holder agrees to issue the New Investor Note to the Company. As of the date hereof, the Holder shall be owner of the New Primary Securities and the Company shall be the owner of the New Investor Note, with all respective rights set forth therein (including, without limitation, the Holder’s right to convert the New Notes and exercise the New Warrant) regardless of the date of delivery of the certificates evidencing the New Securities to the Holder (or its designee). The Company hereby instructs the Holder to maintain possession of the New Investor Note, as collateral for the New Series B Note. No later than two (2) Trading Days after the date hereof, the Company shall deliver or cause to be delivered to the broker of the Holder certificates evidencing the New Primary Securities at the following address: Attn: Kevin Thomas, UBS Securities LLC, 1000 Harbor Blvd, 5th Floor, Weehawken, NJ 07086.

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2. Ratifications; Amendments; Withdraw of Redemption Notice.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b) Amendments to Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreement and each of the Transaction Documents (as defined in the Securities Purchase Agreement) are hereby amended as follows:

(i) The defined term “Series A Notes” is hereby amended to include “the New Series A Note (as defined in the that certain Amendment and Exchange Agreement, dated August 20, 2018, by and between the Company and the Buyer signatory thereto (the “Exchange Agreement”)) and the New Series A-1 Note (as defined in the Exchange Agreement)”.

(ii) The defined term “Series A Conversion Shares” is hereby amended to include “the New Series A Conversion Shares (as defined in the Exchange Agreement) and the New Series A-1 Conversion Shares (as defined in the Exchange Agreement)”.

(iii) The defined term “Series B Notes” is hereby amended to include “the New Series B Notes (as defined in the Exchange Agreement)”.

(iv) The defined term “Series B Conversion Shares” is hereby amended to include “the New Series B Conversion Shares (as defined in the Exchange Agreement)”.

(v) The defined term “Investor Note” is hereby amended to include the “the New Investor Note (as defined in the Exchange Agreement)”.

(vi) The defined term “Warrants” is hereby amended to include “the New Warrant (as defined in the Exchange Agreement)”.

(iv) The defined term “Warrant Shares” is hereby amended to include “the New Warrant Shares (as defined in the Exchange Agreement)”.

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The defined term “Transaction Documents” shall be amended to include this Agreement.

(vii) The defined term “Eligible Market” shall be amended to include “the OTCQX, the OTCQB and the OTC Pink Open Market (including all successor markets thereto)”.

(viii) The Master Netting Agreement is hereby amended and restated in the form attached hereto as Exhibit E (the “Amended Master Netting Agreement”) and the defined term “Master Netting Agreement” shall hereafter be deemed to refer to the Amended Master Netting Agreement.

(ix) The Registration Rights Agreement shall terminate and the Company shall have no further obligations under the Registration Rights Agreement with respect to the Existing Securities or the New Securities and the Holder hereby waives any and all payments, liquidated damages or penalties that may have accrued as a result of the Company’s prior obligations under the Registration Rights Agreement. All references to the Registration Rights Agreement or the Company’s obligations thereunder shall be hereinafter disregarded.

(x) Section 4(f) of the Securities Purchase Agreement shall be amended such that the definition of “Excluded Securities” shall include “(vi) up to Ten Million (10,000,000) shares of Common Stock (including shares of Common Stock issuable upon conversion of Convertible Securities) for capital raising purposes”.

(xi) Section 3.01 of the Voting and Lockup Agreement shall be amended to add the following provision as subsection (d): “Notwithstanding the foregoing, the Stockholder may transfer, assign, pledge or sell the Lock-Up Securities if the sole use of proceeds of such disposition results in the full repayment (or prepayment, as the case may be) of all of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest (if any) of the New Notes (as defined in that certain Amendment and Exchange Agreement dated as of August 20, 2018).”

(c) Withdrawal of Redemption Notice. Effective as of the date hereof, the Holder hereby withdraws the Existing Redemption Notice.

(d) Securities Contract Status. Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that the New Notes shall be deemed to have been issued pursuant to the Securities Purchase Agreement and the New Investor Note shall be deemed to have been issued pursuant to the Note Purchase Agreement, in each case, as a “securities contract” as defined in 11 U.S.C. § 741, and that the Holder shall have all rights in respect of the New Note, the Amendment and Exchange Agreement, the Amended Master Netting Agreement, the New Investor Note, the Securities Purchase Agreement and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, and netting as are available under the New Notes, the Amended Master Netting Agreement and the New Investor Note and all netting provisions of the New Note, the New Investor Note and the Amended Master Netting Agreement.

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3. Representations and Warranties. As of the date hereof:

3.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons set forth on Schedule 3.1 to this Agreement, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

3.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Securities and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transactions (including, without limitation, the issuance of the New Securities in accordance with the terms hereof and thereof). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the Transactions, the issuance of the New Notes and the reservation for issuance and issuance of New Conversion Shares issuable upon conversion of the New Notes and the issuance of the New Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Warrants has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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3.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Transactions, the issuance of the New Notes and reservation for issuance and issuance of the New Conversion Shares and the issuance of the New Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Warrants) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations, including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

3.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

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3.6 Status of Existing Securities; Issuance of New Securities. The issuance of the New Primary Securities has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents, the New Primary Securities shall be validly issued, fully paid and non-assessable and free from all Liens, other than as otherwise contemplated hereby. Upon issuance or conversion in accordance with the New Notes, the New Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance or exercise in accordance with the New Warrant, the New Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 3(a)(9) under the Securities Act, the New Primary Securities will have a Rule 144 holding period that will be deemed to have commenced as of February 13, 2018, the date of the original issuance of the Existing Securities to the Holder.

3.7 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.8 Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or bylaws, respectively. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the principal market or exchange in which the Common Stock is trading or quoted as of the date hereof (the “Principal Market”) and, except as set forth on Schedule 3.8, has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Except as set forth in the SEC Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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3.9 Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, consultants, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Existing Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

3.10 Equity Capitalization.

(a) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock class A, par value $0.00001 per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Class B Common Stock” means (x) the Company’s shares of common stock class B, par value $0.00001 per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(C) “Class C Common Stock” means (x) the Company’s shares of common stock class B, par value $0.00001 per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(b) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which, 44,040,989 are issued and outstanding and 39,834 shares are reserved for issuance pursuant to Convertible Securities (other than the Existing Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock, (B) 75,000,000 shares of Class B Common Stock, 30,000,000 of which are issued and outstanding and (C) 25,000,000 shares of Class C Common Stock, none of which are issued and outstanding.

(c) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3.10 sets forth the number of shares of Common Stock that are as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

(d) Existing Securities; Obligations. Except as disclosed in the SEC Documents or with respect to the Existing Notes: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(e) Organizational Documents. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

3.11 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

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3.12 Litigation. Except as described in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors that would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the SEC Documents. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, except as described in the SEC Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Except as described in the EC Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

3.13 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

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3.14 Ownership of Existing Investor Notes. The Company owns the Existing Investor Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

3.15 Reliance on Exemptions. The Company understands that the New Investor Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Holder is relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Company to acquire the New Investor Note.

3.16 No Governmental Review. The Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Investor Note or the fairness or suitability of the investment in the New Investor Note nor have such authorities passed upon or endorsed the merits of the offering of the New Investor Note.

4. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Transactions, the Holder represents, warrants and covenants with and to the Company as follows:

4.1 Authorization and Binding Obligation. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Investor Note and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Investor Note in accordance with the terms hereof and thereof). The execution and delivery of the Exchange Documents by the Holder and the consummation by the Holder of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Investor Note has been duly authorized and no further filing, consent, or authorization is required by the Holder to effect the issuance of the New Investor Note. This Agreement and the other Exchange Documents have been duly executed and delivered by the Holder, and constitute the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.2 Issuance of New Investor Note. The issuance of the New Investor Note is duly authorized and upon issuance in accordance with the terms of the Transaction Documents, the New Investor Note shall be free from all taxes, liens and charges with respect to the issue thereof. Assuming the accuracy of each of the representations and warranties set forth in Section 3 of this Agreement, the exchange, offer and issuance by the Holder of the New Investor Note is exempt from registration pursuant to the exemption provided by Rule 3(a)(9) under the Securities Act.

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4.3 Consents. The Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Holder is unaware of any facts or circumstances that might prevent the Holder from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

4.4 Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

4.5 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

4.6 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.7 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Company contained herein, the offer and issuance by the Holder of the New Investor Note is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

4.8 Issuance of New Investor Note. The issuance of the New Investor Note has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens.

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4.9 Ownership of Existing Notes. The Holder owns the Existing Primary Securities free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents, liens in the ordinary course of business and applicable securities laws).

5. 8-K Filing. The Company shall, on or before 8:30 a.m., New York City time, on the first (1st) business day after the date of this Agreement, issue a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching this Agreement, the New Notes, the New Warrant and the New Investor Note, as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the date of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder from and after the 8-K Filing without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon and after the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Underlying Shares under the Securities Act or cause this offering of the New Underlying Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

7. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $25,000.

8. Holding Period. For the purposes of Rule 144, the Company acknowledges that (I) the holding period of the New Notes (and upon conversion of the New Notes, the New Conversion Shares) may be tacked onto the holding period of the Existing Notes and (II) the holding period of the New Warrant (and upon exercise of the New Warrant (assuming a cashless exercise thereof), the New Warrant Shares), in each case, may be tacked onto the holding period of the Existing Notes, and the Company agrees not to take a position contrary to this Section 8. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the New Notes, the New Conversion Shares will be, as of August 13, 2018, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Conversion Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 (iii) upon issuance in accordance with the terms of the New Warrant, assuming a cashless exercise thereof, the New Warrant Shares will be, as of August 13, 2018, eligible to be resold pursuant to Rule 144, (iv) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares (if issued pursuant to a cashless exercise) becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iv) in connection with any resale of New Underlying Shares pursuant to Rule 144 (if New Warrant Shares, assuming such New Warrant Shares were issued pursuant to a cashless exercise of the New Warrant), the Holder shall solely be required to provide reasonable assurances that such New Underlying Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Underlying Shares in accordance herewith.

9. Blue Sky. The Company shall make all filings and reports relating to the Transactions required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

10. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: LONGFIN CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

HUDSON BAY MASTER FUND LTD

By:
Name:
Title: